UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2021

STARWOOD REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56046	82-2023409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Washington Avenue Suite 800 Miami Beach, FL 33139

(Address of principal executive offices, including zip code)

(305) 695-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President

On January 15, 2021, the board of directors (the “Board”) of Starwood Real Estate Income Trust, Inc. (the “Company”) appointed Sean Harris to serve as President of the Company, effective immediately. Previously, Mr. Harris served as the Company’s Senior Vice President of Acquisitions from October 2017 to January 2021. John P. McCarthy Jr., who previously served as both the Company’s Chief Executive Officer and President, will continue to serve as Chief Executive Officer. Mr. McCarthy will also continue to serve as one of the Company’s directors. The appointment of Mr. Harris was not made pursuant to any arrangement or understanding between him and any other person. Biographical information with respect to Mr. Harris is set forth below.

Sean Harris, age 36, has served as the Company’s President since January 2021. Previously, Mr. Harris served as the Company’s Senior Vice President of Acquisitions from October 2017 to January 2021. Mr. Harris served as an Acquisitions Associate and Assistant to Mr. Barry Sternlicht, the Chairman and CEO of Starwood Capital, from August 2016 to September 2017. Prior to joining Starwood Capital in 2016, Mr. Harris served as a Director of Acquisitions and Investment Management at Monday Properties, LLC since December 2012, where he co-led acquisitions, investment management, and capital markets. Before joining Monday Properties, LLC as an Associate in July 2010, Mr. Harris was employed by Ernst & Young LLC in the Transaction Real Estate group. Mr. Harris received B.S. degrees in finance and accounting from East Carolina University and a MAcc from the Max M. Fisher College of Business at The Ohio State University.

Mr. Harris entered into an indemnification agreement with the Company in connection with his appointment as the Senior Vice President of Acquisitions, which remains in effect.

Election of Two New Directors

On January 15, 2021, the Board increased the number of directors of the Company by two and elected Peggy Lamb and Austin Nowlin to serve as directors of the Company. Ms. Lamb qualifies and serves as an independent director. Mr. Nowlin continues to serve on the Investment Committee of Starwood REIT Advisors, L.L.C., the Company’s external advisor (the “Advisor”). The elections of Ms. Lamb and Mr. Nowlin were not made pursuant to any arrangement or understanding between her or him and any other person. Ms. Lamb and Mr. Nowlin are parties to indemnification agreements as described below.

For her service as an independent director, Ms. Lamb will be entitled to receive the compensation for independent directors described in “Compensation of Directors and Executive Officers—Non-Employee Director Compensation” in the Company’s definitive proxy statement on Schedule 14A relating to the Company’s 2020 annual meeting of stockholders filed with the Securities and Exchange Commission on May 22, 2020, pro-rated for any partial year of service.

Biographical information for Ms. Lamb and Mr. Nowlin is set forth below.

Peggy Lamb has served as a member of the Board since January 2021. Since 2017, she has served as a Managing Director of Halstatt, LLC where she is responsible for the legacy investment portfolio and real estate investment activities. She is also a principal in the Halstatt Real Estate Investment Funds’ upcoming Fund IV. In her role, Ms. Lamb is responsible for originating, structuring, underwriting, and closing real estate investments as well as managing an existing diverse investment portfolio across multiple asset types. From 1996 to 2004, she served as a member of the Management Group for Investment Banking at Goldman Sachs. She also served as Chief of Staff for the Financing Division. She was Chief Operating Officer of the Investment Banking Real Estate Department from 1995 to 2005, and Department Head for the Global Business Unit Managers from 1995 to 2004 and Knowledge Management Group from 2000 to 2004. Ms. Lamb retired from Goldman Sachs in 2005 but continued to consult for real estate companies, specializing in entry into the Chinese and Indian markets. Ms. Lamb received an M.B.A. from Harvard Business School and a B.S. from the University of Illinois.

Austin Nowlin has served as a member of the Board since January 2021. He serves as a member of the Advisor’s Investment Committee and has served as a Managing Director and Head of Capital Markets for the Americas at Starwood Capital Group. In this role, he is responsible for all debt capital market activities for the Firm’s investments in the Americas, including, the origination, structuring, and execution of asset-level and fund/corporate-level financing activity. Since joining the Starwood Capital in 2011, Mr. Nowlin has completed financings across all asset and product types, including revolving credit facilities, domestic and foreign balance sheet loans, construction financing, fixed and floating rate commercial mortgage-backed securities, preferred and mezzanine financing. He is a member of the Investment Committees at Starwood Capital and Starwood Property Trust. Prior to joining Starwood Capital, Mr. Nowlin worked at Wells Fargo and its predecessor, Wachovia Securities, in leveraged finance. He began his career at Raymond James, where he focused on making equity investments in multifamily assets. Mr. Nowlin received a B.A. degree in economics from Florida State University.

Indemnification Agreements

In connection with Ms. Lamb’s and Mr. Nowlin’s appointments as directors, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with each of Ms. Lamb and Mr. Nowlin (the “Indemnitee”). The Company previously entered into substantially identical indemnification agreements with its other directors and officers. The Indemnification Agreement provides that, subject to certain limitations set forth therein, the Company will indemnify the Indemnitee to the fullest extent permitted by Maryland law and the Company’s charter, for amounts incurred as a result of the Indemnitee’s service in his role as an officer of the Company or in other roles as the Company may require from time to time. The Indemnification Agreement further provides that, subject to the limitations set forth therein, the Company will advance all reasonable expenses to the Indemnitee in connection with proceedings covered by the Indemnification Agreement.

Subject to certain limitations set forth therein, the Indemnification Agreement places limitations on the indemnification of the Indemnitee to the extent the Indemnitee is found to have acted in bad faith or with active and deliberate dishonesty and such actions were material to the matter that caused the loss to the Company. The Indemnification Agreement also provides that, except for a proceeding brought by the Indemnitee and certain proceedings involving separate defenses, counterclaims or other conflicts of interest, the Company has the right to defend the Indemnitee in any proceeding that may give rise to indemnification under the Indemnification Agreement.

The description of the Indemnification Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the full terms of the Form of Indemnification Agreement, which the Company filed as Exhibit 10.5 to its Registration Statement on Form S-11 filed with the Securities and Exchange Commission on December 20, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD REAL ESTATE INCOME TRUST, INC.

Date: January 19, 2021	By:	/s/ Matthew Guttin
Matthew Guttin
Chief Compliance Officer and Secretary